UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Montage Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 West John Carpenter Freeway, Suite 300 Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 444-1647

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	MR	New York Stock Exchange

EXPLANATORY NOTE

On March 6, 2019, Montage Resources Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to disclose, among other things, that it had completed its previously announced business combination transaction with Blue Ridge Mountain Resources, Inc. The offer and sale of the Company’s shares of common stock issued in connection with the business combination transaction were registered on a Registration Statement on Form S-4 (File No. 333-227815).

The Original 8-K stated that the financial statements required by Item 9.01(a) of Form 8-K would be filed, and the pro forma financial information required by Item 9.01(b) of Form 8-K would be furnished, by amendment to the Original 8-K within 71 calendar days from the date on which the Original 8-K was required to be filed.  The Company has determined that such information is not required and therefore amends and restates Items 9.01(a) and 9.01(b) of the Original 8-K to eliminate the references to the potential subsequent filing of financial statements and furnishing of pro forma financial information.

Except as described above and below, all other information in the Original 8-K remains unchanged.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements

None.

(b)	Pro Forma Financial Information

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAGE RESOURCES CORPORATION

Date: May 10, 2019	By:	/s/ Paul M. Johnston
	Name:	Paul M. Johnston
	Title:	Executive Vice President, General Counsel and Corporate Secretary